Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill
Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; UBS Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:	ENABLE MIDSTREAM PARTNER
Title of Security:	ENABLE MIDSTREAM PARTNERS, LP
Date of First Offering:	04/10/2014
Dollar Amount Purchased:	10,000,000
Number of Shares or Par Value of Bonds Purchased:	500,000
Price Per Unit:	20.00
Resolution Approved:  	Approved at the August 14, 2014 Board Meeting.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Barclays Capital Inc
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Ladenburg Thalmann & Co. Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; Oppenheimer & Co. Inc.; Piper Jaffray & Co.; PNC Capital Markets LLC; RBC Capital Markets, LLC; Scotia Capital (USA) Inc.; SunTrust Robinson Humphrey, Inc.; USCA Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:	EQT Midstream Partners LP
Title of Security:	EQT MIDSTREAM PARTNERS LP
Date of First Offering:	05/02/2014
Dollar Amount Purchased:	17,839,124
Number of Shares or Par Value of Bonds Purchased:	235,500
Price Per Unit:	75.75
Resolution Approved:  	Approved at the August 14, 2014 Board Meeting.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Barclays Capital Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; Citigroup Global Markets Inc.; Credit Agricole Securities (USA) Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.;
J.P. Morgan Securities LLC; Jefferies LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; Raymond James & Associates, Inc.;
RBC Capital Markets, LLC; RBS Securities Inc.; Scotia Capital (USA) Inc.; UBS Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:	Williams Cos Inc/The
Title of Security:	THE WILLIAMS COMPANIES, INC.
Date of First Offering:	06/18/2014
Dollar Amount Purchased:	53,432,028
Number of Shares or Par Value of Bonds Purchased:	937,404
Price Per Unit:	57.00
Resolution Approved:  	Approved at the August 14, 2014 Board Meeting.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce, Fenner
& Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; BMO Capital Markets Corp.; Credit Suisse Securities (USA) LLC; KeyBanc Capital Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; Robert W. Baird & Co. Inc.; UBS Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:	NextEra Energy Partners LP
Title of Security:	NEXTERA ENERGY PARTNERS, LP
Date of First Offering:	06/26/2014
Dollar Amount Purchased:	4,085,575
Number of Shares or Par Value of Bonds Purchased:	163,423
Price Per Unit:	25.00
Resolution Approved:  	Approved at the August 14, 2014 Board Meeting.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Wells Fargo Securities, LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; BBVA Securities Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co. LLC; PNC Capital Markets LLC; RBC Capital Markets, LLC; Robert W. Baird & Co. Inc.; Scott & Stringfellow, LLC; TD Securities USA LLC; Wells Fargo Securities, LLC
Name of Issuer:	Cone Midstream Partners LP
Title of Security:	CONE MIDSTREAM PARTNERS LP
Date of First Offering:	09/24/2014
Dollar Amount Purchased:	18,150,000
Number of Shares or Par Value of Bonds Purchased:	825,000
Price Per Unit:	22.00
Resolution Approved:  	Approved at the December 18, 2014 Board Meeting.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co; Barclays
Capital Inc.; Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Jefferies LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Stanley & Co. LLC; RBC Capital Markets, LLC; UBS Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:	Sunoco LP
Title of Security:	SUSSER PETROLUM PARTNRS LP
Date of First Offering:	10/21/2014
Dollar Amount Purchased:	21,968,750
Number of Shares or Par Value of Bonds Purchased:	475,000
Price Per Unit:	46.25
Resolution Approved:  	Expected to be approved at the February 11-12, 2015
Board Meeting.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Citigroup Global Markets Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; Citigroup Global Markets Inc.; Credit Agricole Securities (USA) Inc.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities LLC; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; UBS Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:	Shell Midstream Partners LP
Title of Security:	SHELL MIDSTREAM PARTNERS LP
Date of First Offering:	10/29/2014
Dollar Amount Purchased:	26,818,000
Number of Shares or Par Value of Bonds Purchased:	1,166,000
Price Per Unit:	23.00
Resolution Approved:  	Expected to be approved at the February 11-12, 2015
Board Meeting.



	Resolution adopted at the Meeting of the Board of Trustees on August 14, 2014:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, except as described at the meeting, all purchases made during the calendar quarter ended June 30, 2014 by the Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust and Goldman Sachs Credit Strategies Fund (the Trusts) on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).

	Resolution adopted at the Meeting of the Board of Trustees on December 18, 2014:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, except as described at the meeting, all purchases made during the calendar quarter ended September 30, 2014 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (the Trusts) on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).

 	Resolution expected to be adopted at the Meeting of the Board of Trustees on February 11-12, 2015:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, except as described at the meeting, all purchases made during the calendar quarter ended December 31, 2014 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (the Trusts) on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).